Exhibit 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21, 1997, which appears on page F-2 of the Annual Report on Form 10-KSB of Regent Assisted Living, Inc. for the year ended December 31, 1997.




                                       PricewaterhouseCoopers LLP

Portland, Oregon
August 10, 1998